Exhibit 99.3

Independent Auditors’ Report

The Board of Directors

SRS Technologies:

We have audited the accompanying balance sheet of SRS Technologies as of August 31, 2006, and the related statements of earnings, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SRS Technologies as of August 31, 2006 and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

December 22, 2006

SRS TECHNOLOGIES

Balance Sheet

August 31, 2006

Assets
Current assets:
Cash and cash equivalents	$4,244,654
Receivables, net	35,406,740
Income tax receivable	999,267
Prepaid expenses and other current assets	950,340

Total current assets	41,601,001

Property and equipment, net	4,531,587
Goodwill	1,733,729
Other assets	668,472

$48,534,789

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,861,032
Accrued expenses	11,830,416
Deferred income taxes	2,009,290

Total current liabilities	19,700,738

Long-term deferred income taxes	91,896

Stockholders’ equity:
Preferred stock, no par value. Authorized 5,000,000 shares; issued and outstanding 0 shares	—
Common stock, no par value. Authorized 50,000,000 shares; issued and outstanding 2,337,273 shares	4,096,677
Retained earnings	24,833,728
Notes receivable from stockholders	(188,250)

Total stockholders’ equity	28,742,155

Commitments and contingencies (notes 4 and 9)

$48,534,789

See accompanying notes to financial statements.

SRS TECHNOLOGIES

Statement of Earnings

Year ended August 31, 2006

Revenues	$145,556,544

Operating expenses:
Contract costs	123,027,527
General and administrative	11,910,434

Total operating expenses	134,937,961

Operating income	10,618,583

Other income (expense);
Interest and other income	188,094
Interest expense	(3,311)

Earnings before income taxes	10,803,366

Income tax expense	4,319,700

Net earnings	$6,483,666

See accompanying notes to financial statements.

SRS TECHNOLOGIES

Statement of Stockholders’ Equity

Year ended August 31, 2006

	Common stock		Retained earnings	Notes receivable from stockholders	Total stockholders’ equity
	Shares	Amount
Balance, August 31, 2005	2,303,088	$3,464,132	23,047,664	(482,250)	26,029,546
Stock issuances	36,940	526,796	—	(25,000)	501,796
Repurchase of common stock	(2,755)	(18,355)	(23,256)	—	(41,611)
Dividends paid	—	—	(4,674,346)	—	(4,674,346)
Stock compensation awarded	—	100,917	—	—	100,917
Collection of stockholder note receivable	—	—	—	319,000	319,000
Tax benefit from exercise of stock options	—	23,187	—	—	23,187
Net earnings	—	—	6,483,666	—	6,483,666

Balance, August 31, 2006	2,337,273	$4,096,677	24,833,728	(188,250)	28,742,155

See accompanying notes to financial statements.

SRS TECHNOLOGIES

Statement of Cash Flows

Year ended August 31, 2006

Cash flows from operating activities:
Net earnings	$6,483,666
Adjustments to reconcile net earnings to net cash used in operating activities:
Loss on disposal of property and equipment	11,564
Depreciation and amortization	519,448
Compensation related to stock options	100,917
Tax benefit from exercise of stock options	23,187
Changes in operating assets and liabilities:
Receivables	(8,670,811)
Prepaid expenses and other current assets	(599,915)
Income tax receivable	(999,267)
Other assets	(100,192)
Accounts payable	1,402,850
Income tax payable	(34,338)
Accrued expenses	258,975
Deferred income taxes	106,257

Net cash used in operating activities	(1,497,659)

Cash flows from investing activities:
Purchases of property and equipment	(476,124)

Net cash used in investing activities	(476,124)

Cash flows from financing activities:
Proceeds from stock issuance	501,796
Repurchase of common stock	(41,611)
Collection of note receivable from stockholder	319,000
Dividends paid	(4,674,346)

Net cash used in financing activities	(3,895,161)

Net decrease in cash and cash equivalents	(5,868,944)

Cash and cash equivalents at beginning of year	10,113,598

Cash and cash equivalents at end of year	$4,244,654

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,660
Income taxes	5,223,860

Supplemental disclosure of noncash financing activities:
Shareholder note receivable issued for purchase of common stock	$25,000

See accompanying notes to financial statements.

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

(1)	General Information and Summary of Significant Accounting Policies

SRS Technologies (the Company) performs a wide range of scientific, engineering, and analytical services in the area of national defense for agencies of the U.S. Department of Defense, U.S. Department of Homeland Security, and the National Aeronautics and Space Administration, which are responsible for the development and testing of tactical (battlefield) weapons systems, strategic weapons, defense systems, and space systems.

(a)	Cash Equivalents

The Company’s cash equivalents represent highly liquid investments in a money market account with original maturities of three months or less.

(b)	Trade Receivables

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the statement of cash flows. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(c)	Revenue Recognition

Revenue from contract services is earned under cost reimbursement and fixed-price-type contracts. The average term of the contracts entered into by the Company is approximately two years. Revenue from cost reimbursement contracts is recognized as costs are incurred. Revenue from fixed-price contracts is recognized under the percentage-of-completion method, whereby contract costs are expensed as incurred and revenues are recorded based on the ratio of costs incurred to total estimated costs at completion. If the estimate of total contract costs results in a loss, a provision is made currently for the total loss anticipated at completion of the contract. Unbilled revenue on contracts represents revenue recognized on contracts for which billings had not been presented to the customer because the amounts were not billable as of the balance sheet date.

(d)	Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life of the assets. Office furniture and equipment have useful lives ranging from 7 to 11 years.

(e)	Goodwill

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

(f)	Impairment of Long-Lived Assets

In accordance with Statement No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposed group classified as held-for-sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(g)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

(h)	Stock Option Plans

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. FASB Statement No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by Statement No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above and has adopted only the disclosure requirements of Statement No. 123, as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123. During 2006, $100,917 was recognized as compensation expense related to stock options granted in the financial statements. The following table illustrates the effect on net earnings if the fair-value-based method had been applied to all outstanding awards.

Net earnings, as reported	$6,483,666
Add stock-based employee compensation expense included in reported netearnings, net of tax	61,054
Total stock-based employee compensation expense determined underfair-value-based method for all awards, net of tax	(105,837)

Pro forma net earnings	$6,438,883

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004) (Statement 123R), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. Statement 123R is a revision to Statement No. 123 and supersedes APB Opinion No. 25, and its related implementation guidance. Statement 123R will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company will adopt Statement 123R in fiscal year 2007. The Company is currently determining the impact of adopting Statement 123R on the Company’s financial position, results of operations, and liquidity.

(i)	Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment, and goodwill; valuation allowances for receivables and deferred income tax assets; cost estimates related to

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

percentage-of-completion revenue recognition and methods used to compute and allocate indirect costs to government contracts; and assets and obligations related to employee benefits. Actual results could differ from those estimates.

(j)	Research and Development

Costs incurred related to the Company’s research and development activities are expensed as incurred and amounted to $905,000 in 2006.

(2)	Receivables

Approximately 73% of the Company’s revenues resulted from contracts with the U.S. government in 2006.

A summary of receivables is as follows at August 31, 2006:

U.S. government:
Amounts due currently	$21,623,781
Unbilled receivables	3,377,171
Unbilled retainage	911,197

25,912,149

Prime contractors to the U.S. government:
Amounts due currently	8,614,092
Unbilled receivables	467,910
Unbilled retainage	157,913

9,239,915

Trade and other, net	254,677

Gross receivables	35,406,741

Allowance for doubtful accounts	—

Receivables, net	$35,406,741

Unbilled receivables consist principally of amounts to be billed and collected within one year. The U.S. government and prime contractors retain a portion of the contract fee earned by the Company until contract completion and audit by the Defense Contract Audit Agency (DCAA). Such amounts are included in unbilled retainage and are billable upon completion of the DCAA audit. Approximately $450,000 of the total unbilled retainage at August 31, 2006 is estimated by the Company to be collectible after one year.

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

(3)	Property and Equipment

A summary of property and equipment at August 31, 2006 is as follows:

Land	$1,040,400
Building	1,613,800
Office furniture and equipment	3,834,176
Leasehold improvements	522,455

7,010,831
Less accumulated depreciation and amortization	2,479,244

$4,531,587

In July 2003, the Company acquired real estate at a cost of $2,654,200, which is classified under land and building above. The property is being used by the Company’s CEO and other employees from time to time. The building is being depreciated on a straight-line basis over 25 years.

(4)	Line of Credit

The Company maintains a line of credit with a commercial bank that was entered into in February 2006 and which currently provides for borrowings of up to $13,000,000. The agreement expires on February 28, 2007 and bears interest at the bank’s reference rate or LIBOR plus 2%, which is payable monthly. The credit line is secured by the Company’s receivables and contains certain restrictive financial covenants. In addition to the line of credit, the commercial bank also has agreed to issue letters of credit on behalf of the Company not to exceed $1 million in the aggregate. Under the terms of the credit agreement, the Company may not declare or pay any dividend or distribution, either in cash, stock, or any other property, without prior written consent of the bank. The Company obtained written consent from the bank related to the cash dividends declared and paid during fiscal year 2006. Additionally, under the terms of the credit agreement, the Company must provide an annual audited financial report to the bank no later than 90 days after the Company’s fiscal year-end. The Company obtained written consent from the bank to extend this period to December 31, 2006. The Company also may not make any loans or advances or extend credit to any third person except for credit extended in the ordinary course of business. The Company obtained written consent from the bank to provide financing to an employee in connection with the exercise of stock options. There was no balance outstanding under the line of credit agreement and there were no letters of credit outstanding at August 31, 2006.

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

(5)	Accrued Expenses

A summary of accrued expenses at August 31, 2006 is as follows:

Employee benefit plans (note 6)	$149,007
Compensation	5,262,802
Vacation	2,060,924
Employee taxes payable	2,810,156
Other	1,547,527

$11,830,416

(6)	Employee Benefit Plans

(a)	Profit Sharing Plan

The Company has a discretionary profit sharing plan that covers substantially all employees. Annual contributions are discretionary on the part of the Company and were approximately 8% of total eligible employees’ salaries in 2006. Total charges under this plan included in contract costs and general and administrative expenses were $3,722,096 in 2006. The Company’s obligation under this plan is limited to the amounts contributed.

(b)	Employee Savings Plan – Technologies Sector

During 1994, the Company adopted an employee savings plan (the 401(k) Plan), which is intended to qualify under Section 401(k) of the Internal Revenue Code. Eligible employees may elect to make contributions to the 401(k) Plan. The Company’s contributions are discretionary. In 2006, employee contributions were limited to the maximum annual dollar amount as periodically set by the Internal Revenue Service. During 2006, the Company contributed an amount equal to 50% of employee contributions up to 4% of eligible compensation. Total Company contributions under the 401(k) Plan included in contract costs and general and administrative expenses was $879,597 in 2006.

(c)	Employee Savings Plan – Services Sector

During 1997, the Company adopted an employee savings plan (the Services Sector 401(k) Plan), which is intended to qualify under Section 401(k) of the Internal Revenue Code. Eligible employees may elect to make contributions to the Services Sector 401(k) Plan. The Company’s contributions are discretionary. In 2006, employee contributions were limited to the maximum annual dollar amount as periodically set by the Internal Revenue Service. During 2006, the Company contributed an amount equal to 50% of employee contributions up to 6% of eligible compensation. Total Company contributions under the Services Sector 401(k) Plan included in contract costs and general and administrative expenses totaled $137,545 in 2006.

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

(7)	Income Taxes

Total income taxes for the year ended August 31, 2006 was allocated as follows:

Earnings before tax	$4,319,700
Stockholders’ equity, for compensation expense for tax purposes in excess of amounts recognized for financial reporting purposes	(23,187)

$4,296,513

Income tax expense attributable to income from continuing operations consists of:

	Current	Deferred	Total
Year ended August 31, 2006:
Federal	$3,722,681	86,375	3,809,056
State	490,762	19,882	510,644

	$4,213,443	106,257	4,319,700

Income tax expense attributable to income from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of the following:

Computed “expected” tax expense	35.0%
Increase (reduction) in income taxes resulting from:
State taxes, net of federal income tax benefit	4.7
Other, net	0.3

40.0%

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 31, 2006 are presented below.

Deferred tax assets:
Accounts payable	$157,582
Accrued vacation	590,260
Other nondeductible accrued liabilities	744,146
Other	128,950

Total deferred tax assets	1,620,938

Deferred tax liabilities:
Contract receivables	(1,490,206)
Unbilled receivables	(1,969,073)
Property and equipment, principally due to differences in depreciation	(216,016)
Other	(46,829)

Total deferred tax liabilities	(3,722,124)

Net deferred tax liabilities	$(2,101,186)

The use of the accrual basis of accounting for financial reporting purposes and the cash basis for tax reporting purposes, used by the Company prior to fiscal year 2004, is the primary temporary difference between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the above-deferred tax assets and liabilities in 2006.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of the existing deductible differences at August 31, 2006. Accordingly, the Company has not provided a valuation allowance against the deferred tax assets. Management believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income; however, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years.

In October 1986, the Tax Reform Act of 1986 (the Act) was signed into law. The Act made extensive changes in corporate tax law, including prohibition of the use of the cash basis of accounting for income tax reporting purposes by certain corporate taxpayers. Prior to fiscal year 2004, the Company believed that SRS Technologies was a qualified personal service corporation, and therefore, the cash basis of reporting for tax purposes was maintained through fiscal year 2003. In fiscal year 2004, the Company elected to change its reporting status to the accrual basis of reporting for tax purposes, and the existing deferred taxes are being amortized to taxable income over four years.

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

(8)	Stock Options

During 1998, the Board of Directors approved and adopted a new nonqualified stock option plan, known as the SRS Technologies, Inc. 1998 Stock Incentive Plan (Incentive Plan), to replace the Company’s prior stock option plan which had expired. A total of 330,000 shares of common stock may be issued under the plan within ten years of plan inception at an exercise price of not less than 85% of the fair market value on the date of grant. All stock options are exercisable over a period determined by the Board of Directors or at a rate of at least 20% per year over a period of five years from the date of grant. These options can expire from two years to ten years from the date of grant. At August 31, 2006, there were 98,711 shares available for grant under this plan.

The per share weighted average fair value of stock options granted under the Incentive Plan was $19.07 during 2006 on the date of grant using the minimum value method with the following weighted average assumptions: expected dividend yield of 0%, risk-free interest rate of 4.38% and an expected life of two years for the Incentive Plan (see note 1(i)).

A summary of the option activities of the Incentive Plan for the year ended August 31, 2006 is as follows:

	Number of shares	Weighted average exercise price
Outstanding at August 31, 2005	29,010	$12.56
Options granted	35,409	16.17
Options exercised	(36,940)	14.26
Options canceled	(52)	12.25

Outstanding at August 31, 2006	27,427	14.93

At August 31, 2006, 27,427 stock options were exercisable with exercise prices ranging from $8.70 to $16.17 with a weighted average remaining contractual life of 1.6 years.

During 1997, the Company provided financing to an executive in connection with the exercise of stock options. The borrowing, which was payable on August 28, 2007, bore interest at a fixed rate of 3.82%, which was paid annually. The recourse note was secured by the related common stock of the Company, and the personal assets of the borrower could have been pursued by the Company for collection purposes, if necessary. On September 1, 2005, the balance on the note and all accrued interest was paid in full.

During 2005, the Company provided financing to an executive in connection with the exercise of stock options. The borrowing, which is payable on April 28, 2009, bears interest at a fixed rate of 5.75%, which is paid annually, and had a balance of $163,250 as of August 31, 2006. The recourse note is secured by the related common stock of the Company, and the personal assets of the borrower can be pursued by the Company for collection purposes, if necessary.

During 2006, the Company provided financing to a former employee in connection with the exercise of stock options upon his voluntary departure from the Company. The borrowing, which is payable on January 30, 2007, bears interest at a fixed rate of 5.75%, which is payable at maturity, and had a balance of

(Continued)

SRS TECHNOLOGIES

Notes to Financial Statements

August 31, 2006

$25,000 as of August 31, 2006. The recourse note is secured by the related common stock of the Company, and the personal assets of the borrower can be pursued by the Company for collection purposes, if necessary.

(9)	Commitments and Contingencies

(a)	Commitments

The Company leases certain office space and equipment under operating lease agreements with original terms that range from one to seven years, with certain renewal options with similar terms. Future minimum lease payments under all noncancelable operating leases as of August 31, 2006 are as follows:

Year ending August 31:
2007	$3,339,000
2008	3,430,000
2009	3,306,000
2010	2,813,000
2011	1,583,000
Thereafter	454,000

$14,925,000

Rental expense under all operating leases approximated $3,443,000 in 2006 and is included as a component of contract costs and general and administrative expenses.

(b)	Contingencies

Substantially all payments to the Company on contracts are provisional payments which are subject to adjustment upon audit by the DCAA. Audits of the Company through 2004 have been completed. The Company is currently undergoing an audit by the DCAA to which preliminary audit findings have been communicated to the Company. Based on the identified issues, the Company has recorded a reduction in revenue in fiscal year 2006 of approximately $780,000, of which approximately $329,000 is related to revenue earned on contracts in fiscal year 2005. The Company is continuing to defend its position and the DCAA is in the process of reviewing and reassessing, if necessary, its preliminary findings. In the opinion of management, the finalized audits for 2006 is not expected to result in additional adjustments having a material adverse effect on the Company’s financial position, results of operations, or liquidity.

The Company is subject to other legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions (or settlements) may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on the financial position, results of operations, or liquidity of the Company.